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                                                                    EXHIBIT 10.8

                              SMITH & WESSON CORP.

                           TRADEMARK LICENSE AGREEMENT

This Agreement is effective as of November 1, 1995, by and between SMITH & WESSON CORP., a Delaware Corporation with its principal office at 2100 Roosevelt Avenue, Springfield, Massachusetts 01102-2208, (hereinafter called "Licensor"), and Olympic Optical Company, a Corporation, having its principal office at 3975 Vantech Drive, Suite 2, Memphis, Tennessee 38115 (hereinafter called "Licensee"). In consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Licensor and Licensee, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  a. "Marks" shall mean those trademarks and service marks identified in Exhibit A, attached hereto, and all of Licensor's rights in such Marks including, without limitation, common law rights, and registrations and applications for registration of any such Marks in any state, federal or other jurisdiction.

                  b. "Licensed Articles" shall mean the articles of merchandise listed in Exhibit B, attached hereto, and marked with one or more of the Marks.

                  c. "Net Sales Price" shall be the invoiced price at which Licensed Articles are sold by Licensee, less any sales tax, and less any credits for returns actually made or allowed, provided that such returns relate to sales which were previously included in royalty calculations under this Agreement. There shall be no deduction from the Net Sales Price on which royalties are due hereunder for uncollectible accounts, advertising expenses or other expenses of any kind except those specifically identified in this Section.

                  d.       "Territory" is the geographic area identified in
                           Section 2(a) of this Agreement.

                  e. "Minimum Guaranteed Royalties" shall have the meaning set forth in Section 3(d) of this Agreement.
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                  f.       "Contract Year" and "First Contract Year" shall have
                           the meanings given those respective terms set forth in Section 2(b) of this Agreement.

NOVEMBER 15.  1995
------------------

2.       Grant of License, Term, Licensee's Duties

                  a. Licensor hereby grants to Licensee an exclusive, nontransferable license to use the Marks in connection with the retail sale as a worldwide agreement of Licensed Articles. Licensee shall not use, or permit the use of, the Marks on any other product or for any service, except as specifically provided in this Agreement. Since Licensor grants Licensee any rights to use the marks in any jurisdiction outside of the United States, Licensee shall take all steps and timely notify Licensor of all steps as shall be necessary to protect Licensor's trademark rights in such marks, and assure Licensor's exclusive ownership, in such jurisdiction.

                  b. The term of this Agreement shall be for ten years commencing November 1, 1995 and ending December 31, 2005 at midnight Eastern Standard Time, unless sooner terminated. Each period from January 1 through December 31 during the term hereof is hereinafter referred to as a "Contract Year", with the exception of the "First Contract Year", which shall be for the period from the date hereof through December 31, 1996. This Agreement shall be automatically extended for successive one year periods unless Licensor or Licensee gives the other party written notice of its intention not to extend this Agreement, at least 90 days prior to the expiration date of the Agreement or any extension thereof. The contract can only be cancelled with cause.

                  c. Licensee shall use its best efforts to promote the sale of Licensed Articles in the Territory and shall maintain facilities and trained personnel sufficient and adequate to accomplish Licensee's obligations hereunder.

                  d. Except as may be specifically provided in this Agreement, nothing in this Agreement shall be construed to prevent Licensor from using, or granting exclusive or nonexclusive licenses to any other persons to use, any of the Marks in connection with any goods or services other than those so stated in Exhibit B.

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3.       Royalties and Payment, Minimum Guaranteed Royalties, Reporting
         --------------------------------------------------------------

                  a. Licensee shall pay Licensor a royalty equal to (6%) six percent of the Net Sales Price of all Licensed Articles sold or otherwise distributed by Licensee during or after the term of this Agreement. Licensee shall pay Licensor a royalty of (3%) three percent applied to the sales of the industrial safety market.

                  b. On or before the thirtieth day of the first month of each calendar quarter, Licensee shall furnish to Licensor full and accurate statements, certified by the Chief Financial Officer of Licensee, showing the number, description and total Net Sales Prices of the Licensed Articles sold or otherwise distributed by Licensee during the preceding calendar quarter. Licensee shall, simultaneously with such statements, pay to Licensor the royalties due thereon. Licensee may credit against any such payment any Minimum Guaranteed Royalty previously paid by Licensee for the Contract Year covered by such quarterly statement, Any Minimum Guaranteed Royalty paid for any Contract Year shall not be refunded to Licensee, and may be credited to royalties due in the next Contract Year.

                           On or before the thirtieth day of the third month following the end of each Contract Year, Licensee shall furnish to Licensor a statement certified by the Chief Financial Officer of Licensee showing total sales of Licensed Articles, royalties due and royalties paid, for the preceding Contract Year. If such statement discloses that the amount of royalties paid during any period to which such statement relates were less than the amount required to be paid, Licensee shall pay such deficiency concurrently with the delivery of the statement.

                  c. For purposes of this Agreement, a Licensed Article shall be considered sold when such Article has been shipped, distributed, paid for, billed or invoiced, whichever first occurs.

                  d. Notwithstanding anything to the contrary set forth herein, Licensee shall pay to Licensor minimum royalties ("Minimum Guaranteed Royalties"), as follows:

                           First Contract Year                    $25,000.00
                           Second Contract Year                   $27,500.00
                           Third Contract Year                    $30,250.00
                           Fourth Contract Year                   $33,275.00
                           Fifth Contract Year                    $36,600.00

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
                           Sixth Contract Year                    $40,250.00
                           Seventh Contract Year                  $44,250.00
                           Eighth Contract Year                   $48,700.00
                           Ninth Contract Year                    $53,600.00
                           Tenth Contract Year, and
                           each subsequent Contract
                           Year, or portion thereof,
                           included in the term of
                           this Agreement, until
                           changed by mutual written
                           agreement of the parties               $65,000.00

                           The Minimum Guaranteed Royalty for the First Contract Year shall be paid upon execution of this Agreement. Thereafter for each Contract Year during which this Agreement is in effect, the Minimum Guaranteed Royalty for such Contract year shall be paid at the end of the quarter during which they were earned, pursuant to Section 3(b) of this Agreement, during such contract Year.

                  e. Any delinquent amounts under this Agreement shall bear simple interest at the rate of 1.5 percent per month, or if lower, the highest rate permitted by law, from the due date thereof until paid.

4.       Protection of Marks
         -------------------

                  a. Licensee acknowledges Licensor's exclusive right, title and interest in and to the Marks, both at common law and under other applicable laws, and will not, either directly or indirectly, at any time, do anything to discredit any part of such right, title or interest or challenge the validity of this License. Licensee agrees that its use of the Marks will inure entirely to the benefit of Licensor. Licensee shall assist Licensor, to the extent necessary, upon request by Licensor, in the procurement of any protection of Licensor's rights in the Marks. Upon Licensor's request from time to time, Licensee shall provide Licensor with six specimens of any Mark used on Licensed Articles and whatever other documentation or information may be requested by Licensor for the registration of any Mark in any category into which the Licensed Articles fall.

                  b. Licensee shall use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Licensor, and shall not use any other trademark or service mark


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                           in combination with any Mark without prior written
                           approval of Licensor. In any written materials, such as the packaging, advertising materials, catalogs, brochures and the like associated with the Licensed Articles, in addition to the "(R)" or "TM" symbol displayed adjacent to the Mark, as appropriate, Licensee shall use the following notice at least once in each such document: "Licensed Trademark of Smith & Wesson Corp."

                  c. Licensee recognizes that the SMITH & WESSON name and associated marks are world famous and that, even if not registered in any country, the unauthorized use thereof would seriously dilute the distinctiveness of such name and the Marks.

                  d. Licensee shall immediately notify Licensor in writing of any infringements or imitations by other persons of any Mark, of which Licensee becomes aware. Licensor shall have the sole right to determine whether or not any action shall be taken on account of such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Licensor to do so.

5.       Assignment of Marks
         -------------------

                  If Licensee shall acquire any rights in the marks in any country, Licensee shall notify Licensor and immediately assign such right to Licensor. Licensee shall not permit any other person to use any of the Marks without Licensor's prior written consent, and shall cause any manufacturer or other person involved in the production, promotion or sale of Licensed Articles to agree to assign to Licensor any rights in any Mark acquired by such manufacturer or other person.

6.       Indemnification
         ---------------

                  a. Licensee shall at all times, and to the fullest extent permitted by law, indemnify and hold harmless Licensor and its successors, assigns, franchisees, subsidiaries, affiliates, licensing agents and distributors, and the directors, officers, agents and employees of each of the foregoing entities, from and against any and all damages, demands, claims, suits, actions, investigations, charges, costs and expenses including, without limitation, attorneys fees and court costs, settlement amounts, judgments, compensation for damage to Licensor's reputation, and any losses of any nature, which arise out of or are based upon any of the following:

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                                    (1)      Any actual or alleged design
                                             defect, manufacturing defect,
                                             failure to warn or instruct, breach
                                             of warranty, negligence, strict
                                             liability in tort or any other
                                             product liability legal theory
                                             associated with the Licensed
                                             Articles;

                                    (2)      The infringement, alleged
                                             infringement or any other violation
                                             or alleged violation of any patent,
                                             trademark or copyright rights or
                                             other proprietary rights owned or
                                             controlled by third parties by
                                             reason of the manufacture, use,
                                             advertising, sale or distribution
                                             of the Licensed Articles except for
                                             trademark actions arising out of
                                             Licensee's approved use of the
                                             Marks;

                                    (3)      The violation, or alleged
                                             violation, of any federal, state or
                                             local law, regulation, ruling,
                                             standard or directive or of any
                                             industry standard with respect to
                                             the Licensed Articles;

                                    (4)      Licensee's breach of any warranty,
                                             representation, agreement or
                                             obligation hereunder; or

                                    (5)      Any other acts or omissions of
                                             Licensee, or its agents, servants
                                             or contractors with respect to the
                                             manufacture, promotion or sale of
                                             Licensed Articles.

                  b. Licensee shall promptly give Licensor notice of any action, suit, proceeding, claim, demand, inquiry or investigation relating to the Marks or the Licensed Articles. Licensor may at its sole option, elect to undertake the defense of any such action, suit, proceeding, claim, demand, inquiry or investigation, provided that such an undertaking by Licensor shall not diminish Licensee's obligation hereunder to indemnify Licensor and to hold it harmless. Licensor may, at any time and without notice, order or consent to a recall, the making of refunds or settlements, or the giving of notice to consumers or similar remedies with respect to the Licensed Articles. All losses and expenses incurred under this Section shall be chargeable to Licensee pursuant to its obligations of indemnity under this Section, regardless of any actions, activity or defense undertaken by Licensor or Licensee or the subsequent success or failure of such actions, activity or defense.

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                  c.       Licensor assumes no liability whatsoever for the acts
                           and omissions of Licensee, or any of those with whom Licensee may contract for the manufacture, distribution or sale of Licensed Articles, notwithstanding any prior consent by Licensor to such contract.

7.       Insurance
         ---------

                  Licensee shall maintain, throughout the term of this Agreement, at its own expense, liability insurance, from an insurance company, with such liability coverages and limits, as are acceptable to Licensor. Such policies shall name Licensor as an additional insured and shall provide that Licensor shall receive at least 30 days prior written notice of intent to cancel, alter or amend such policy. Licensee shall provide Licensor upon execution of this Agreement and upon Licensor's request from time to time thereafter, with certificates or other evidence of insurance required by this Section. Licensee shall keep all insurance coverages required by this Agreement in full force and effect for a period of three years after the termination of this Agreement.

8.       Quality of Licensed Articles
         ----------------------------

                  a. Licensee agrees, and represents and warrants to Licensor, that all Licensed Articles shall be competitive and at a quality level in line with the retail price, and of high safety and structural standards, of such style, appearance, quality and consistency as shall be suitable for distribution and satisfactory for consumer usage, and otherwise merchantable and fit for the purposes for which they are intended to be used. Before manufacturing any Licensed Article, and upon Licensor's request from time to time, Licensee shall submit to Licensor, for its written approval of the Mark usage, samples of each Licensed Article together with any labeling or packaging in which such Licensed Article is to be marketed or sold. The number of samples to be furnished by Licensee shall be such reasonable number as Licensor may from time to time request. All samples shall be provided without charge to Licensor. No Licensed Article shall be distributed or sold pursuant to this Agreement until Licensee has obtained Licensor's written approval of the samples submitted. Licensor will forward written approval/disapproval within 15 working days.

                  b. All Licensed Articles shall be of the same quality and workmanship as the approved sample, and in the manufacture


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                           thereof, Licensee shall cause to be used
                           state-of-the-art manufacturing processes, techniques and quality control procedures in order to ensure that the Licensed Articles will consistently comply with the highest product quality standards. Under no circumstances shall Licensee sell, distribute, give away or otherwise deal in Licensed Articles that are seconds, that bear a distortion of the Marks or that do not comply with this Agreement.

                  c. Licensor has a clear policy of meeting our customer's needs and expectations. We must insist that this policy be espoused by any Smith & Wesson licensee, as to act otherwise would undermine the Licensor's corporate commitment to customer satisfaction. Any licensee must provide Licensor with a reasonable and refillable supply of no-charge merchandise for us to quickly initiate exchanges when necessary. We also will when required refund the purchase price of a product deemed unacceptable by the user/consumer and expect to be reimbursed for any such costs by the product's supplier. Licensor will supply a quarterly accounting of any and all transactions relating to customer satisfaction with the specific supplier.

                  d. Licensee shall consistently distinguish the Licensed Articles from other products manufactured and sold by Licensee and shall avoid confusing similarity between such other products and the Licensed Articles. Licensee shall take such actions as are necessary to maintain the Licensed Articles as separate and distinct lines of styling, design and merchandising from any other product manufactured or sold by Licensee applicable to all future products.

                  e. Licensee shall, no later than 180 days before the expiration of any original or extended term of this Agreement, furnish Licensor a statement showing the number and description of Licensed Articles in inventory and in process.

9.       Compliance with Government Standards and Product Testing
         --------------------------------------------------------

                  a. Licensee agrees that the manufacture, distribution and sale of the Licensed Articles will conform at all times to all applicable federal, state and local laws, regulations, industry standards, ordinances and other enactments, including, without limitation, those relating to product safety.

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10.      Promotional Material
         --------------------

                  Licensee shall not use the Marks or any reproduction thereof in any advertising, promotional or display material without Licensor's prior written approval. Under no circumstances will promotional materials or programs be used by Licensee that reflect unfavorably on the Marks. All advertising, display or promotional copy utilizing or in any way connected with the Marks, shall carry a notice that the Marks are the property of Licensor. One copy of such advertising, display or promotional copy shall be submitted to Licensor for prior written approval in advance of production and upon Licensors request from time to time thereafter. Any approval granted by Licensor under this Section will extend only to Licensee's use of the Marks. Licensor shall not be liable for content or accuracy of such advertising, promotional or display material nor for infringement of patents, copyrights, trademarks, or any other proprietary rights owned, used, or controlled by third parties, by reason of Licensee's promotional activities.

11.      Records
         -------

                  a. Licensee shall keep accurate books of account and records covering all transactions relating to the license herein granted. Licensor and its duly authorized independent accountants or other representatives shall have the right at reasonable times, upon Licenser's request from time to time, to examine such books of account and records and all other documents and material in Licensee's possession or under its control with respect to Licensee's activities in connection with this Agreement, and such persons shall have free and full access for such purposes and may make copies thereof or extracts therefrom. Licensee shall keep all such records available to Licensor for at least three years after expiration or termination of this Agreement. Licensee will designate a symbol or number which will be used exclusively in connection with the Licensed Articles and with no other articles which Licensee may manufacture, sell or distribute, and that duplicates of all billings by Licensee to its customers with respect to Licensed Articles shall be kept by Licensee for inspection as is herein provided.

                  b. If any audit by Licensor shall reveal a shortfall of royalties paid by Licensee against royalties actually due in accordance with this Agreement, Licensee shall immediately, upon demand by Licensor, make payment to Licensor or such shortfall, plus simple interest at prime rate per month or if lower, the highest rate permitted by law, for the period of such shortfall. In


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                           addition, if such audit shall reveal a shortfall of
                           more than five percent of royalty due, Licensee shall reimburse Licensor for the services of its accountant and for any other expenses of Licensor incident thereto including, without limitation, any attorney's fees and costs of collection.

12.      Termination
         -----------

                  In addition to any other rights which Licensor may otherwise have, Licensor may terminate this Agreement at any time, immediately upon written notice:

                  a. If within three months from the date of this Agreement, Licensee shall not have begun the bona fide production, distribution and sale of the Licensed Articles; or

                  b. If Licensee shall thereafter fail for a consecutive period in excess of three months to continue the bona fide distribution and sale of the Licensed Articles; or

                  c. If Licensee shall fail to make any payment due hereunder or to deliver any of the statements required hereunder, and if such default shall continue for a period of 15 days after notice of such default by Licensor to Licensee or if such a failure shall occur twice in any 12-month period even if both failures are corrected as provided hereunder; or

                  d.       If Licensee or its property, where appropriate:

                                    1)       Becomes subject to a receiver or
                                             trustee; or
                                    2)       Becomes insolvent; or
                                    3)       Becomes subject to an involuntary
                                             or voluntary petition under the
                                             United States Bankruptcy Laws, as
                                             amended; or
                                    4)       Makes an assignment for the benefit
                                             of its creditors; or

                  e. If there is any deliberate deficiency in the Licensee's reporting which affects royalties payable or any other aspect of this Agreement; or

                  f. If any warranty, representation or covenant made by Licensee hereunder, or any information as to product quality or safety provided by Licensee hereunder, is false or misleading; or

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                  g.       If Licensee fails to comply with any term or
                           condition of this Agreement, other than those specifically set forth in clauses a through f above, and such non-compliance continues for a period of 15 days after notice thereof is given by the Licensor.

Any termination by Licensor shall be without prejudice to any of Licensor's other rights or remedies.

13.      Effect of Termination
         ---------------------

                  a. After expiration or other termination of this Agreement, Licensee shall have no further right to manufacture, distribute, sell, exploit or otherwise deal in any Licensed Articles which utilize the Marks except that Licensee may dispose of Licensed Articles which are on hand or in process at the time of expiration or termination so long as (1) Licensee reports in writing to Licensor, no later than 30 days after termination of this Agreement, the total number of Licensed Articles which will be disposed of, (2) the sale thereof is completed within six months, (3) all payments when due are made to Licensor, (4) such disposal of Licensed Articles shall be in accordance with the terms of this Agreement, and (5) statements and royalty payments with respect to that period are made by Licensee in accordance with Section 3. Notwithstanding the foregoing, in the event this Agreement is terminated pursuant to Sections 12(c), 12(d), 12(e), 12(f), or 12(g), Licensee shall not dispose of any Licensed Articles which are on hand or in process at the time of termination, but shall instead immediately deliver and turn over such Licensed Articles to Licensor. A final statement and payment shall be made by Licensee within 15 days after the end of such six month period. Upon expiration of such six-month period herein, any remaining inventory of Licensed Articles and all molds, plates, prints and other materials used to reproduce the Marks for the manufacture of the Licensed Articles shall be destroyed and evidence of such destruction shall be given to the Licensor.

                  b. In the event this Agreement expires or is otherwise terminated for any reason, Licensee shall, and hereby does, assign to Licensor any and all rights of Licensee in the Marks, including associated goodwill, and the designs and styles of the Licensed Articles to the extent such design or styles contain or employ any of the Marks, and shall not thereafter manufacture or sell any such designs or styles or use the Marks in any manner.

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                  c.       Except as provided in subsection a), upon the
                           expiration or termination of this Agreement, Licensee shall immediately cease all further use of the Marks and any names, trademarks, characters, symbols, designs, likenesses or visual representations as might be likely to cause confusion or deceive purchasers or prospective purchasers or dilute any trade name, trademark or service mark of Licensor including, without limitation, Licensor's corporate and private names, other trademarks, symbols, designations, indices, slogans and other means of identifying products or services of Licensor, whether or not identified herein as a Mark.

                  d. Licensee agrees that the Marks are distinctive and possess special, unique and extraordinary characteristics which make difficult the assessment of the monetary damages that Licensor would sustain by unauthorized use. Licensee recognizes that irreparable injury would be caused to Licensor by unauthorized use of the Marks and agrees that injunctive and other equitable relief would be appropriate in the event of a breach of this Agreement by Licensee, provided, however, that such remedy shall not be exclusive of other legal remedies otherwise available.

                  e. Licensee's obligations and agreements set forth in Sections 3 through 11, 13, 14, 17, 19 and 20 survive any termination or expiration of this Agreement.

14.      Notices
         -------

                  All notices and statements to be given hereunder shall be in writing, and any such notice or statement shall be deemed duly given if mailed by certified mail, return receipt requested, if to Licensor, at:

                           Smith & Wesson Corp.
                           2100 Roosevelt Avenue
                           P.O.  Box 2208
                           Springfield, MA 01102-2208

                                                         Attention: Jack Sweeney
                                                           Director of Licensing

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and if to Licensee, at:

                           Olympic Optical Company
                           3975 Vantech Drive, Suite 2
                           Memphis, TN 38115

                                                        Attention: Winston Wolfe
                                                                       President

15.      No Joint Venture
         ----------------

                  Nothing in this Agreement shall be construed to place the parties in the relationship of partners or joint ventures, and Licensee shall have no power to bind Licensor in any manner whatsoever.

16.      Cancellation
         ------------

                  Licensee acknowledges that Licensor and its subsidiaries, affiliates and franchisees use the Marks to advance and promote Licensor's business, and that Licensor has a paramount obligation to preserve its ability to so use such Marks. Should the use by Licensee of any Mark on Licensed Articles be deemed by Licensor to be in violation of any federal, state or local law or to adversely affect the reputation of Licensor or affect the validity, enforceability or distinctiveness of the Mark as a designation of origin for Licensor's own products, then Licensor may terminate this Agreement on 15 days notice to Licensee in the event of an actual violation.

17.      Assignments, Transfers and Sublicenses
         --------------------------------------

                  Without the prior written consent of Licensor, which may be withheld in Licensor's sole discretion, a) Licensee shall not voluntarily or by operation of law, assign or transfer this Agreement or any of Licensee's rights or duties hereunder or any interest of Licensee herein, nor shall Licensee enter into any sublicense for use of the Marks by other persons; b) Licensee shall not sell or otherwise transmit or transfer to any party engaged in the design or manufacture of items similar to any of the Licensed Articles, any design, style, know-how, technology or other item or knowledge of a technical or competitive nature, furnished to Licensee by or through Licensor. Any transfer of any interest in Licensee to any entity in which the present controlling shareholders of Licensee do not have voting control shall be deemed an assignment prohibited hereunder. The consent of Licensor to one assignment, transfer or sublicense shall not be deemed to be consent to any subsequent assignment, transfer or sublicense. Nothing provided herein shall limit Licensor's right to transfer and assign any of its rights


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                  hereunder. Any transfer of interest in Licensee would only be permissible with the consent of Licensor.

18.      Scope and Modification
         ----------------------

                  This Agreement sets forth the entire agreement between the parties, and supersedes all prior agreements and understandings between the parties, relating to the subject matter hereof. None of the terms of this Agreement may be waived or modified except as expressly agreed in writing by both parties.

19.      Severability
         ------------

                  Should any provision of this Agreement be declared void or unenforceable, the validity of the remaining provisions shall not be affected thereby.

20.      Governing Laws
         --------------

                  This Agreement shall be interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts.

                  The parties hereto have executed this Agreement as the date at the beginning hereof.

                                            Licensor:

                                            SMITH & WESSON CORP.

Witnessed By:

  /s/ Peggy M. Cowell                       By:      /s/ Robert L. Scott
--------------------------------------         -------------------------------------------
                                            (Title)  Vice President Sales & Marketing
                                                   ---------------------------------------


                                            Licensee:

  /s/ John Hardison                         By:      /s/ Winston Wolfe
--------------------------------------         -------------------------------------------
                                            (Title)        President
                                                   ---------------------------------------







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
                           EXHIBIT A - Licensed Marks

Smith & Wesson

 .357 Magnum

Magnum

LadySmith

Airweight

Kit Gun

Chiefs Special

Combat Magnum

44 Magnum

Service Kit Gun

Target Kit Gun

 .357 Combat Magnum

Distinguished Combat Magnum

Distinguished Service Magnum

                          EXHIBIT B - Licensed Articles

Sunglasses

Shooting Glasses

Hearing Protection inclusive of ear plugs and ear muffs

Eye and Hearing Protection Combinations

Industrial Safety Eyewear




                                       16